Exhibit 8.1

Consolidated Subsidiaries	Country of incorporation	Name under which subsidiary or equity investee does business
Global Bilgi Pazarlama Danisma ve Cagri Servisi Hizmetleri A.S.	Republic of Turkey	Turkcell Global Bilgi
Global Odeme Sistemleri A.S.	Republic of Turkey	Global Odeme Sistemleri
Turktell Bilisim Servisleri A.S.	Republic of Turkey	Turktell
Superonline Iletisim Hizmetleri A.S.	Republic of Turkey	Turkcell Superonline
East Asian Consortium B.V.	The Netherlands	Eastasia
Turktell Uluslarasi Yatirim Holding A.S.	Republic of Turkey	Turktell Uluslararasi
Eurosia Telecommunications Holdings B.V.	The Netherlands	Eurasia
LLC Astelit	Ukraine	Astelit
Turkcell Teknoloji Arastirma ve Gelistirme A.S.	Republic of Turkey	Turkcell Teknoloji
Turkcell Satis ve Dagitim Hizmetleri A.S.	Republic of Turkey	Turkcell Satis
Kule Hizmet ve İsletmecilik A.S.	Republic of Turkey	Global Tower
Turkcell Interaktif Dijital Platform ve Icerik Hizmetleri A.S.	Republic of Turkey	Turkcell Interaktif
Inteltek Internet Teknoloji Yatirim ve Danismanlik Ticaret A.S.	Republic of Turkey	Inteltek
Kibris Mobile Telekomunikasyon Limited	Turkish Republic of Northern Cyprus	Kibris Telekom
Financell B.V.	The Netherlands	Financell
Rehberlik Hizmetleri Servisi A.S.	Republic of Turkey	Rehberlik Hizmetleri
Beltur Coöperatief U.A.	The Netherlands	Beltur
Beltel Telekomunikasyon Hizmetleri A.S.	Republic of Turkey	Beltel
Turkcell Gayrimenkul Hizmetleri A.S.	Republic of Turkey	Turkcell Gayrimenkul
Talih Kusu Altyapi Hizmetleri A.S.	Republic of Turkey	Talih Kusu
LLC Global Bilgi	Ukraine	Global Ukraine
FLLC Global Bilgi	Republic of Belarus	Global Belarus
LLC UkrTower	Ukraine	Kule Ukraine
CJSC Belarusian Telecommunications Network	Republic of Belarus	Belarusian Telecom
Turkcell Europe GmbH	Germany	Turkcell Europe
Azerinteltek QSC	Azerbaijan	Azerinteltek
Fizy Iletisim A.S.	Republic of Turkey	Fizy
Lifetech LLC	Republic of Belarus	Lifetech

Equity Investees
A-Tel Pazarlama ve Servis Hizmetleri A.S.	Republic of Turkey	A-Tel
Fintur Holdings B.V.	The Netherlands	Fintur
Azertel Telekomunikasyon Yatirim ve Dis Ticaret A.S.*	Republic of Turkey	Azertel
Azercell Telecom LLC*	Azerbaijan	Azercell
Azeronline Ltd.*	Azerbaijan	Azeronline
Molfintur S.R.L.*	Moldova	Molfintur
I.M. Moldcell S.A.*	Moldova	Moldcell
Gurtel Telekomunikasyon Yatirim ve Dis Ticaret A.S.*	Republic of Turkey	Gurtel
Kcell JSC*	Kazakhstan	Kcell
AR-Telecom LLP*	Kazakhstan	AR-Telecom
KT-Telecom LLP*	Kazakhstan	KT-Telecom
Geocell LLC*	Georgia	Geocell

*Consolidated subsidiaries of Fintur Holdings B.V.